Exhibit 10.1

This Promissory Note and the indebtedness evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement") dated as of May 31, 2018 among SaaS Capital Funding II, LLC, each of the Junior Creditors signatory thereto and Accelerize Inc., a Delaware corporation, to the Senior Debt (as defined in the Subordination Agreement); and each holder of this Note, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.

PROMISSORY NOTE

$[ ]	May 31, 2018

FOR VALUE RECEIVED, the undersigned, Accelerize Inc., a Delaware corporation (referred to herein as the “Borrower”), with offices at 20411 SW Birch Street, Suite 250, Newport Beach, CA 92660, hereby unconditionally promises to pay to the order of [_____________________] (the “Lender”), in lawful money of the United States, at [__________________________________], or such other address as the Lender may from time to time designate, the principal sum of [     ] Dollars ($[      ]) (the “Principal”). This Note shall mature and become due and payable in full on May 30, 2021 (the “Maturity Date”).

1.     Terms of Repayment. Principal of and interest on this Note shall be paid by the Borrower as follows:

(a) Interest at the rate of twelve percent (12%) per annum from the date hereof through the Maturity Date shall be payable monthly in cash on the first day of each month (each an “Interest Payment Date”), commencing June 1, 2018.

(b) All computations of interest shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a business day, such payment shall be made on the next succeeding business day.

(c) Principal shall be due and payable on the Maturity Date.

(d) In the event Borrower fully retires or refinances all of its outstanding Secured Subordinated Debt, Principal shall be due and payable 30 days after the date of such retirement or refinancing.

2.     Terms of Prepayment. At any time prior to the Maturity Date, the Borrower may prepay all or any portion of the outstanding Principal and any interest amount accrued thereon (at Borrower’s option or pursuant to provision 1(d) above). In connection with any prepayment, payment of interest will be accelerated on the prepaid amount such that Borrower will pay to Lender an amount equal to the unpaid amount of two years of accrued interest on the prepaid amount. Partial prepayments shall be applied first to accrued interest and then to outstanding Principal.

3.     Representations and Warranties. The Borrower represents and warrants as follows: (i) the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) the execution, delivery and performance by the Borrower of this Note are within the Borrower's powers, have been duly authorized by all necessary action, and do not contravene (A) the Borrower's certificate of incorporation or by-laws or (B) (x) any law or (y) any agreement or document binding on or affecting the Borrower, (iii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or third person is required for the due execution, delivery and performance by the Borrower of this Note other than has been obtained; (iv) this Note constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as enforcement hereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity; (v) the Borrower has all requisite power and authority to own and operate its property and assets and to conduct its business as now conducted and proposed to be conducted and to consummate the transactions contemplated hereby; (vi) the Borrower is duly qualified to conduct its business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it, or in which the transaction of its business makes such qualification necessary; and (vi) there is no pending or, to the Borrower's knowledge, threatened action or proceeding affecting the Borrower before any governmental agency or arbitrator which challenges or relates to this Note or which may otherwise have a material adverse effect on the Borrower.

4.     Covenants. So long as any principal or interest is due hereunder and shall remain unpaid, the Borrower will, unless the Lender shall otherwise consent in writing:

(a)     Maintain and preserve its existence, rights and privileges;

(b)     Not (i) directly or indirectly sell, lease or otherwise dispose of (A) any of its property or assets other than in its ordinary course of business or (B) substantially all of its properties and assets, in the aggregate, to any person(s), whether in one transaction or in a series of transactions over any period of time, (ii) merge into or with or consolidate with any other person or (iii) adopt any plan or arrangement for the dissolution or liquidation of the Borrower; and

(c)     Comply in all material respects with all applicable laws (whether federal, state or local and whether statutory, administrative or judicial or other) and with every applicable lawful governmental order (whether administrative or judicial).

6.     Events of Default. Each and any of the following shall constitute a default and, after expiration of the Grace Period, if any, shall constitute an “Event of Default” hereunder:

(a)     the nonpayment of principal, interest, or any other costs or expenses promptly when due of any amount payable under this Note;

(b)     any other failure of the Borrower to observe or perform any covenant set forth in this Note or in the Warrant issued to Lender on the date hereof (other than a payment default described above), which failure is not cured within thirty (30) days (the “Grace Period”) of Borrower’s receipt of a written notice that such failure exists and is continuing, and should it not be cured within the Grace Period, it shall constitute an Event of Default under this Note;

(c)     if Borrower shall commence any case, proceeding or other action: (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, composition or other relief with respect to it or its debts; or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, or the Borrower shall make a general assignment for the benefit of its creditors; or (iii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to above or seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its property, which case, proceeding or other action results in the entry of any order for relief or remains undismissed, undischarged or unbonded for a period of one hundred twenty (120) days;

(d)     any representation or warranty made by the Borrower under this Note shall prove to have been incorrect in any material respect when made; or

(e)     the sale of all or substantially all of the assets, or change in controlling ownership (i.e., change in excess of 50% the Borrower’s equity voting interest) or the dissolution, liquidation, merger, consolidation, or reorganization of Borrower without the Lender’s prior written consent.

6.     Lender’s Rights Upon Default. Upon the occurrence of any Event of Default, the Lender may, at its sole and exclusive option, do any or all of the following, either concurrently or separately: (a) accelerate the maturity of this Note and demand immediate payment in full, whereupon the outstanding principal amount of the Note and all obligations of Borrower to Lender, together with accrued interest thereon, shall become immediately due and payable; and (b) exercise all legally available rights and privileges.

7     Usury. In no event shall the amount of interest paid or agreed to be paid hereunder exceed the highest lawful rate permissible under applicable law. Any excess amount of deemed interest shall be null and void and shall not interfere with or affect the Borrower’s obligation to repay the principal of and interest on the Note. This confirms that the Borrower and, by its acceptance of this Note, the Lender intend to contract in strict compliance with applicable usury laws from time to time in effect. Accordingly, the Borrower and the Lender stipulate and agree that none of the terms and provisions contained herein shall ever be construed to create a contract to pay, for the use or forbearance of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect.

8.     Assignment. This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided that neither Borrower nor Lender may assign this Note, in whole or in part, by operation of law or otherwise, without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed.

9.     Governing Law. This Note, and any claims arising out of relating to this Note, whether in contract or tort, statutory or common law, shall be governed exclusively by, and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

10.     Jurisdiction. EACH OF BORROWER AND LENDER HEREBY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS NOTE, OR ANY OTHER INSTRUMENT OR DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH SHALL BE BROUGHT EXCLUSIVELY IN ANY COURT OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE, IN THE COUNTY OF NEW YORK. EACH OF BORROWER AND LENDER HEREBY EXPRESSLY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDINGS. EACH OF BORROWER AND LENDER HEREBY AGREES THAT PERSONAL JURISDICTION OVER IT MAY BE OBTAINED BY THE DELIVERY OF A SUMMONS BY PERSONAL DELIVERY OR OVERNIGHT COURIER AT THE ADDRESS PROVIDED IN SECTION 12 OF THIS NOTE OR ANY OTHER ADDRESS AS SHALL BE PROVIDED BY SUCH PARTY IN WRITING. ASSUMING DELIVERY OF THE SUMMONS IN ACCORDANCE WITH THIS PROVISION, EACH OF BORROWER AND LENDER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OF FORUM NON CONVENIENS OR ANY SIMILAR BASIS.

11.     Miscellaneous. (a) If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein. (b) The waiver of any Event of Default or the failure of Lender to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent Event of Default or Lender’s right to exercise that or any other right or remedy to which Lender is entitled. No delay or omission by Lender in exercising, or failure by Lender to exercise on any one or more occasions, shall be construed as a waiver or novation of this Note or prevent the subsequent exercise of any or all such rights. (c) This Note may not be waived, changed, modified, or discharged orally, but only in writing signed by each of Borrower and Lender. (d) By acceptance of this Note, Lender acknowledges that it is either an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

12.     Notice, Etc. Any notice required by the provisions of this Note will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, and delivered as follows:

If to the Borrower:

Accelerize Inc.

20411 SW Birch Street, Suite 250

Newport Beach, CA 92660

Attention: President and Chief Executive Officer

If to Lender:

NAME: ________________________

ADDRESS: ________________________

________________________

Attention: ________________________

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first set forth above.

ACCELERIZE INC.

By:_______________________________

Name: Brian Ross

Title: President and Chief Executive Officer